Exhibit 10.1

Execution Version

AMENDMENT NO. 5, CONSENT AND INCREMENTAL JOINDER AGREEMENT TO CREDIT AND GUARANTY AGREEMENT

AMENDMENT NO. 5, CONSENT AND INCREMENTAL JOINDER AGREEMENT TO CREDIT AND GUARANTY AGREEMENT, dated as of August 22, 2017 (this “Amendment”), to the Existing Credit Agreement (as defined below), by and among RADNET MANAGEMENT, INC., a California corporation (the “Borrower”), RADNET, INC., a Delaware corporation (“Holdings”), CERTAIN SUBSIDIARIES AND AFFILIATES OF THE BORROWER, as Guarantors, the Lenders party hereto, BARCLAYS BANK PLC, as administrative agent and collateral agent under the Existing Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”) and the lenders party thereto (the “Lenders”).

RECITALS:

A.              Reference is made to the Amended and Restated First Lien Credit and Guaranty Agreement, dated as of July 1, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment or as further amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”), among Holdings, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent. Except as otherwise provided herein, all capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement.

B.               The Borrower has requested certain amendments, consents and other modifications of the Existing Credit Agreement in order to, among other things, (i) permit the issuance of additional Incremental Term Loan Commitments to the Borrower in an aggregate principal amount of $170,000,000 (the commitments relating thereto, the “2017 Incremental Term Commitments”; the Incremental Term Loans extended under the 2017 Incremental Term Commitments, the “2017 Incremental Term Loans”; the Lenders in respect thereof, the “2017 Incremental Lenders”), (ii) a “refresh” of the “free and clear” basket set forth in Section 2.24(a)(B)(i) of the Existing Credit Agreement (such basket, the “Fixed Incremental Basket”), (iii) permit the repayment in full, and corresponding termination, of all outstanding Obligations (as defined in the Second Lien Credit Agreement) under the Second Lien Credit Agreement (the “Second Lien Prepayment Transaction”), (iv) modify the Applicable Margin with respect to all Loans under the Existing Credit Agreement and (v) otherwise modify the Existing Credit Agreement on the terms set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.         Consent. The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, subject to the satisfaction (or waiver in writing by the Required Lenders) of the conditions precedent set forth in Section 6 hereof, the Administrative Agent and Required Lenders hereby:

(i)               consent to the issuance of the 2017 Incremental Term Commitments and the 2017 Incremental Term Loans; it being understood and agreed that such 2017 Incremental Term Loans shall be treated as “Restatement Effective Date Term Loans” and “Loans” under the Credit Agreement, as more further set forth herein;

(ii)             agree that, as of the Amendment No. 5 Effective Date, the Borrower shall be deemed to have used $0 of the Fixed Incremental Basket, and any previously incurred Indebtedness in reliance on such Fixed Incremental Basket shall be “grandfathered” as Obligations under the Existing Credit Agreement; and

(iii)           consent to the Second Lien Prepayment Transaction (the consent items described in foregoing clauses (i) and (ii), together with that described in this clause (iii), the “Consent”).

It is understood and agreed by the parties hereto that the foregoing consents and agreements set forth in this Section 1 are limited solely to the extent provided therein and shall not be deemed to constitute a consent or waiver of any other provision of the Existing Credit Agreement or any of the other Loan Documents.

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Section 2.         Amendment of Existing Credit Agreement. Subject to the satisfaction (or waiver in writing by the Required Lenders) of the conditions precedent set forth in Section 6 hereof, the Existing Credit Agreement is hereby amended (the “Amendments”) as follows:

(a)              Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions thereto in proper alphabetical order:

“2017 Incremental Term Loans” shall have the meaning specified in Amendment No. 5.

“Amendment No. 5” means that certain Amendment No. 5, Consent and Incremental Joinder Agreement to Credit and Guaranty Agreement, dated as of the Amendment No. 5 Effective Date, among the Borrower, the Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 5 Effective Date” means the date on which all of the conditions contained in Section 6 of Amendment No. 5 have been satisfied or waived in accordance with the terms thereof.

(b)             The definition of “Applicable Margin” is amended and restated in its entirety to read as follows:

“Applicable Margin” means, for any day, (i) on and after the Amendment No. 5 Effective Date until the date the Compliance Certificate is received by the Administrative Agent pursuant to Section 5.01(c) for the Fiscal Quarter ending September 30, 2017, (x) with respect to Restatement Effective Date Term Loans that are Eurodollar Rate Loans, 3.75% per annum, or in the case of Base Rate Loans, 2.75% per annum and (y) with respect to any Revolving Loans that are Eurodollar Rate Loans, 3.75% per annum, or in the case of Base Rate Loans (including Swing Line Loans), 2.75% per annum and (ii) thereafter, the applicable percentage per annum set forth in the grid below, as determined by reference to the First Lien Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c):

First Lien Leverage Ratio	Eurodollar Rate Spread	Base Rate Spread
> 5.50x	4.50%	3.50%
> 4.00x, but ≤ 5.50x	3.75%	2.75%
> 3.50x, but ≤ 4.00x	3.50%	2.50%
≤ 3.50x	3.25%	2.25%

(c)              The definition of “Available Amount” is amended and restated in its entirety to read as follows:

“Available Amount” means, as of any date of determination, the aggregate cumulative amount of (x) $25,000,000, plus (y) Consolidated Excess Cash Flow (if positive) for each Fiscal Year that is not required to repay the Term Loans pursuant to Section 2.14(d), commencing with the Fiscal Year ending December 31, 2017 plus (z) any Declined Proceeds, in each case of the foregoing, which amount has not been previously applied pursuant to Sections 6.04(d) or 6.06(j) after the Amendment No. 5 Effective Date.”

(d)             The definition of “Consolidated Total Debt” is amended and restated in its entirety to read as follows:

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness)), determined on a consolidated basis in accordance with GAAP minus (b) the aggregate amount of Cash or Cash Equivalents included in the consolidated balance sheet of Holdings and its Subsidiaries and which are not (i) subject to any Lien (other than Liens in favor of the Collateral Agent) or (ii) noted as “restricted” on such consolidated balance sheet.

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(e)              The definition of “Consolidated Total Secured Debt” is amended and restated in its entirety to read as follows:

“Consolidated Total Secured Debt” means, as of any date of determination, all the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness), determined on a consolidated basis in accordance with GAAP which is secured by a Lien on the assets of Holdings or any Subsidiary thereof (calculated, without duplication, net of the aggregate amount of Cash or Cash Equivalents included in the consolidated balance sheet of Holdings and its Subsidiaries and which are not (i) subject to any Lien (other than Liens in favor of the Collateral Agent) or (ii) noted as “restricted” on such consolidated balance sheet).

(f)              The definition of “First Lien Debt” is amended and restated in its entirety to read as follows:

“First Lien Debt” means, as of any date of determination, all the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness)), determined on a consolidated basis in accordance with GAAP which is secured by a Lien on the assets of Holdings or any Subsidiary thereof but excluding any such Indebtedness to the extent the applicable Liens are expressly subordinated or junior to the Lien securing the Obligations (calculated, without duplication, net of the aggregate amount of Cash or Cash Equivalents included in the consolidated balance sheet of Holdings and its Subsidiaries and which are not (i) subject to any Lien (other than Liens in favor of the Collateral Agent) or (ii) noted as “restricted” on such consolidated balance sheet).

(g)             The definition of “Restatement Effective Date Term Loan” is amended and restated in its entirety to read as follows:

“Restatement Effective Date Term Loan” means any term loan made by a Lender to the Borrower on the Restatement Effective Date pursuant to Section 2.01(a); provided that (x) from and after the Amendment No. 4 Effective Date, “Restatement Effective Date Term Loans” shall include the Term B-1 Loans made in favor of the Borrower (through exchange or otherwise) pursuant to Amendment No. 4 and (y) from and after the Amendment No. 5 Effective Date, “Restatement Effective Date Term Loans” shall include the 2017 Incremental Term Loans made in favor of the Borrower pursuant to Amendment No. 5.

(h)             Section 2.12 of the Existing Credit Agreement is amended by replacing “$6,062,500.00” with “$8,270,292.21”.

(i)               Section 2.13(d) of the Existing Credit Agreement is amended by (i) replacing all references to “Term B-1 Loans” with “Term B-1 Loans and 2017 Incremental Term Loans”, (ii) replacing the reference to the “Restatement Effective Date” with the “Amendment No. 5 Effective Date” and (iii) replacing the reference to “six-month anniversary” with “twelve-month anniversary”.

(j)               Section 2.24(a)(B) of the Existing Credit Agreement is hereby amended by (i) amending and restating clause (i) thereof to read as follows: “(i) $100,000,000 in the aggregate minus the aggregate amount of Indebtedness previously incurred in reliance on this sub-clause (i) after the Amendment No. 5 Effective Date” and (ii) replacing the reference to “3.50:1.00” appearing in clause (ii) thereof to “4.00:1.00”.

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(k)             Section 6.01(c) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c) unsecured or junior lien Indebtedness; provided, that both immediately prior and after giving effect to the incurrence of any Indebtedness under this clause (c), (x) no Default or Event of Default shall exist or result therefrom and (y) Holdings shall be in compliance with the Senior Unsecured Incurrence Test (on a pro forma basis); and provided further that (i) neither the Borrower nor any Guarantor shall be an obligor or guarantor of such Indebtedness except to the extent that such Person was such an obligor or guarantor in respect of the Loans hereunder at the times of the incurrence of such Indebtedness, (ii) such Indebtedness is not secured by any asset not securing (or of the type required to secure) the Loans hereunder or such asset becomes Collateral for the Loans at the time of incurrence of such Indebtedness, (iii) such Indebtedness matures after, and does not require any scheduled amortization, mandatory redemption, sinking fund obligation or other scheduled payments of principal prior to, the date which is six (6) months after the Term Loan Maturity Date (it being understood and agreed that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirement of the immediately succeeding sub-clause (iv) hereof), (iv) such Indebtedness has covenants, terms and conditions (including, if applicable, as to collateral, but excluding (1) as to subordination, interest rates (including through fixed interest rates), interest rate margins, rate floors, fees, funding discounts, original issue discounts and redemption or prepayment terms and premiums and any other matter set forth in clauses (i), (ii) and (iii) above and (2) covenants or other provisions applicable only to periods after the latest Term Loan Maturity Date (if such Indebtedness constitutes term loans or notes) or the latest Revolving Commitment Termination Date (if such Indebtedness constitutes revolving Indebtedness), in each case, at the time of the incurrence or issuance of such Indebtedness), taken as a whole, which are are not materially more restrictive (when taken as a whole) than the terms and conditions of the Restatement Effective Date Term Loans or the Revolving Loans, as the case may be, as reasonably determined by the Borrower, unless such terms and conditions constitute then-current market terms for the applicable type of Indebtedness or are otherwise reasonably acceptable to the Administrative Agent, (v) any such Indebtedness that is secured by a junior lien on any Collateral shall be subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent (a “customary intercreditor agreement”), and (vi) any such Indebtedness may be secured or unsecured, but if such Indebtedness is secured, it shall be subject to a customary intercreditor agreement, but only on a subordinated basis (including relative priority) as the existing Loans, and shall only have (x) a Lien on assets constituting Collateral in which the Collateral Agent has a Lien or in which the Collateral Agent is granted a Lien concurrently with the incurrence or issuance of such Indebtedness and (y) a perfected Lien on any assets constituting Collateral in which the Collateral Agent has a perfected Lien or as to which a Lien in favor of the Collateral Agent is perfected concurrently with the incurrence or issuance of such Indebtedness.

(l)               Section 6.02(p) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(p) Liens securing Indebtedness permitted pursuant to, and subject to the requirements of, Section 6.01(c).

(m)            Section 6.04(d) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the Borrower may make Restricted Junior Payments, including payments to Holdings (and Holdings may distribute to its shareholders), in an aggregate amount not to exceed (i) $23,000,000 plus (ii) additional amounts not to exceed the then Available Amount, so long as, in the case of Restricted Junior Payments made in reliance on clause (y) of the definition of Available Amount, the Leverage Ratio as set forth in the Compliance Certificate delivered in respect of the Fiscal Quarter or Fiscal Year then last ended is less than or equal to 4.00:1.00 after giving pro forma effect thereto plus (iii) all additional amounts of Restricted Junior Payments so long as the Leverage Ratio as set forth in the Compliance Certificate delivered in respect of the Fiscal Quarter or Fiscal Year then last ended is no greater than 3.25:1.00 after giving pro forma effect thereto. For the avoidance of doubt, pursuant to Amendment No. 5, the Administrative Agent and the Lenders consented to the Second Lien Prepayment Transaction (as defined in Amendment No. 5), and the parties to this Agreement hereby agree that the consummation of the Second Lien Prepayment Transaction shall not count against any of the baskets or carve-outs set forth in this Section 6.04 or constitute a Restricted Junior Payment for any purpose under this Agreement.

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(n)             Section 6.06(d) of the Existing Credit Agreement is hereby amended by (i) replacing the reference to “$50,000,000” with “$100,000,000” and (ii) replacing the reference to “Restatement Effective Date” with “Amendment No. 5 Effective Date”.

(o)             Section 6.06(j) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(j) other Investments, provided that such Investments made on or after the Amendment No. 5 Effective Date pursuant to this clause (j) shall not in the aggregate exceed (i) the greater of (1) $15,000,000 and (2) 10% of Consolidated Adjusted EBITDA as set forth in the Compliance Certificate delivered in respect of the Fiscal Quarter or Fiscal Year then last ended, plus (ii) additional amounts not to exceed the Available Amount, so long as, in the case of Investments made in reliance on clause (y) of the definition of Available Amount, the Leverage Ratio as set forth in the Compliance Certificate delivered in respect of the Fiscal Quarter or Fiscal Year then last ended is less than or equal to 4.75:1.00 after giving pro forma effect thereto, plus (iii) all additional amounts of Investments so long as (i) no Default or Event of Default shall have occurred or be continuing or shall be caused thereby and (ii) the Leverage Ratio as set forth in the Compliance Certificate delivered in respect of the Fiscal Quarter or Fiscal Year then last ended is no greater than 3.75:1.00 after giving pro forma effect thereto.

(p)             Section 6.07(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)       In the case of Holdings, permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2017, to exceed the correlative ratio indicated:

Fiscal Quarter End Date	Leverage Ratio
September 30, 2017	5.75:1.00
December 31, 2017	5.75:1.00
March 31, 2018	5.75:1.00
June 30, 2018	5.75:1.00
September 30, 2018	5.75:1.00
December 31, 2018	5.75:1.00
March 31, 2019 and thereafter	5.50:1.00

(q)             Section 6.08(d) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d)      (i) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) are less than $75,000,000; provided, that (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Borrower (or similar governing body)), (2) no less than 75% thereof shall be paid in Cash, and (3) the Net Cash Proceeds thereof shall be applied as required by Section 2.14(a); and (ii) Asset Sales consummated prior to the Amendment No. 5 Effective Date in reliance on this clause (d);

(r)              Section 6.08(f) of the Existing Credit Agreement is hereby amended by replacing the reference to “$50,000,000” with “$100,000,000”.

(s)              Exhibit C to the Existing Credit Agreement is hereby amended to include a form of reasonably detailed calculation of the First Lien Leverage Ratio.

(t)               For the avoidance of doubt, provided the Second Lien Prepayment Transaction is consummated, as of the Amendment No. 5 Effective Date, the Second Lien Credit Agreement and related Loan Documents (as defined in the Second Lien Credit Agreement) shall have no further force or effect, and the Existing Credit Agreement is hereby amended by deleting each reference therein to the Second Lien Credit Agreement, the Second Lien Term Loans, any other Indebtedness incurred under the Second Lien Credit Agreement, the Second Lien Agent and the Intercreditor Agreement, in each case, only to the extent required to give effect to the amendments set forth herein.

It is understood and agreed by the parties hereto that the foregoing amendments set forth in this Section 2 are limited solely to the extent provided therein and shall not be deemed to constitute an amendment or other modification of any other provision of the Existing Credit Agreement or any of the other Loan Documents.

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Section 3.         2017 Incremental Term Loans.

(a)              Each 2017 Incremental Lender (i) confirms that it has received a copy of the Existing Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, solely with respect to the 2017 Incremental Term Loans; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

(b)             Terms Generally. Each 2017 Incremental Lender hereby agrees to make its 2017 Incremental Term Loan in the amount of its 2017 Incremental Term Commitment on the Amendment No. 5 Effective Date on the following terms and conditions:

(i)               From and after the Amendment No. 5 Effective Date, each 2017 Incremental Lender shall be a Lender for all purposes under the Credit Agreement and the other Loan Documents. The Restatement Effective Date Term Loans and 2017 Incremental Term Loans shall be a single Class of Loans for all purposes under the Credit Agreement and payments (whether optional or mandatory) of the Restatement Effective Date Term Loans or 2017 Incremental Term Loans shall be made on pro rata basis among the Restatement Effective Date Term Loans and 2017 Incremental Term Loans. The 2017 Incremental Term Loans shall have identical terms (including with respect to maturity) as the existing Restatement Effective Date Term Loans and shall rank pari passu in right of payment and security with the existing Restatement Effective Date Term Loans. The proceeds of the 2017 Incremental Term Loans will be used for the Second Lien Prepayment Transaction and for working capital and general corporate purposes.

(ii)             Incremental Term Loan Maturity Date. The Incremental Term Loan Maturity Date for the 2017 Incremental Term Loans shall be the Restatement Effective Date Term Loan Maturity Date.

(iii)           Applicable Margin. The Applicable Margin for the 2017 Incremental Term Loans shall be as set forth in the Credit Agreement.

(iv)            Principal Payments. Borrower shall make principal payments on the 2017 Incremental Term Loans in accordance with Section 2.12 of the Credit Agreement.

(v)             Voluntary and Mandatory Prepayments. Scheduled installments of principal of the 2017 Incremental Term Loans shall be reduced in connection with any voluntary or mandatory prepayments of the Restatement Effective Date Term Loans in accordance with Sections 2.12, 2.13 and 2.14 of the Credit Agreement respectively.

(vi)            Incremental Lenders. Each 2017 Incremental Lender acknowledges and agrees that upon its execution of this Amendment and the making of 2017 Incremental Term Loans that such 2017 Incremental Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

(vii)          Credit Agreement Governs. Except as set forth in this Amendment, the 2017 Incremental Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

(viii)        Eligible Assignee. By its execution of this Amendment, each 2017 Incremental Lender represents and warrants that it is an Eligible Assignee.

(ix)            Notice. For purposes of the Credit Agreement, the initial notice address of each 2017 Incremental Lender shall be as set forth on its signature hereto.

(x)             Certifications. For each 2017 Incremental Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such 2017 Incremental Lender may be required to deliver to Administrative Agent pursuant to subsection 2.20(c) of the Credit Agreement.

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(xi)            Recordation of the Incremental Loans. Upon execution and delivery hereof, Administrative Agent will record the 2017 Incremental Term Loans made by 2017 Incremental Lenders in the Register.

(xii)          Administrative Matters. Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all 2017 Incremental Term Loans, when originally made, are a single Class with the outstanding Restatement Effective Date Term Loans for all purposes under the Loan Documents, in each case, as may be accomplished at the discretion of the Administrative Agent. For the avoidance of doubt, the Restatement Effective Date Term Loans and the 2017 Incremental Term Loans shall constitute the same single Class of Loans and such Class of Loans shall be referred to as “Term B-1 Loans” for administrative matters only.

(xiii)        Proposed Borrowing. This Amendment represents the Borrower’s request to borrow 2017 Incremental Term Loans from the 2017 Incremental Lenders as follows (the “Proposed Borrowing”):

Business Day of Proposed Borrowing:	August 22, 2017
Amount of Proposed Borrowing:	$170,000,000 total $2,207,792.21 as Base Rate Loans $167,792,207.79 as Eurodollar Rate Loans
Interest Rate Option:	With respect to the Eurodollar Rate Loans, an initial Interest Period ending on October 13, 2017

Section 4.         Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof:

(a)              Each Loan Party has the requisite power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment and each Loan Document, as amended hereby. The execution and delivery of this Amendment and the performance by each Loan Party of this Amendment and each Loan Document (as amended hereby) to which it is a party have been duly approved by all necessary organizational action of each such Loan Party.

(b)             This Amendment has been duly executed and delivered by each Loan Party that is a party hereto and this Amendment is the legally valid and binding obligation of such Loan Party party hereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(c)              The execution, delivery and performance by the Loan Parties of this Amendment and the other Loan Documents to which they are parties and the consummation of the transactions contemplated by the Amendment and the other Loan Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of its Subsidiaries, (ii) any of the Organizational Documents of any Loan Party or any of its Subsidiaries or (iii) any order, judgment or decree of any court or other agency of government binding on any Loan Party or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Amendment No. 5 Effective Date (as defined below) and disclosed in writing to the Lenders and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

(d)             No Default or Event of Default has occurred and is continuing.

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Section 5.         Reaffirmation of the Loan Parties. Each Loan Party hereby consents to this Amendment and the amendments, consents and other modifications to the Existing Credit Agreement effected hereby and confirms and agrees that each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

Section 6.         Agreement Effectiveness; Conditions Precedent to Effectiveness. This Amendment shall become effective on the first date when, and only when, each of the applicable conditions set forth below has been satisfied (or waived) in accordance with the terms herein (such date of effectiveness, the “Amendment No. 5 Effective Date”; it being understood and agreed that the Consent shall be deemed effective immediately prior to the Amendments and the issuance of the 2017 Incremental Term Loans):

(a)              The Administrative Agent shall have received counterparts of this Amendment executed and delivered by the Borrower, Holdings, the Required Lenders (in respect of the Consent and the Amendments, other than, in each case, any 2017 Incremental Lenders), the 2017 Incremental Lenders (solely in respect of the issuance of the 2017 Incremental Commitments and 2017 Incremental Term Loans, as more further set forth in Section 3 above), and the Administrative Agent.

(b)             The Administrative Agent shall have received a certificate or certificates of each Loan Party dated as of the Amendment No. 5 Effective Date signed by an Authorized Officer of such Loan Party (i) (A) certifying and attaching the resolutions or similar consents adopted by such Loan Party on or prior to the Amendment No. 5 Effective Date, which authorize such Loan Party to enter into this Amendment, (B) certifying that the certificate or articles of incorporation or formation and by-laws or operating (or limited liability company) agreement of such Loan Party either (x) have not been amended since the Restatement Effective Date or (y) are attached as an exhibit to such certificate and (C) certifying as to the incumbency and specimen signature of each officer executing this Amendment and any related documents on behalf of such Loan Party and (ii) certifying as to the matters set forth in clauses (e) and (g) below.

(c)              Solely with respect to the 2017 Incremental Term Loans, the Administrative Agent shall have received a certificate dated as of the Amendment No. 5 Effective Date signed by an Authorized Officer of the Borrower attaching calculations (in reasonable detail) demonstrating compliance with the financial tests described in Section 6.07 of the Existing Credit Agreement.

(d)             All (i) fees and out-of-pocket expenses required to be paid or reimbursed by Holdings and the Borrower in connection with this Amendment, including under any fee letter, for which invoices have been presented a reasonable period of time prior to the Amendment No. 5 Effective Date shall have been paid or reimbursed and (ii) accrued interest and fees in respect of the Loans outstanding immediately prior to effectiveness of this Amendment shall have been paid.

(e)              On the Amendment No. 5 Effective Date, both immediately before and after giving effect to this Amendment and the incurrence or deemed incurrence by the Borrower of the 2017 Incremental Term Loans thereon, (i) the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the Amendment No. 5 Effective Date, before and after giving effect to this Amendment, as though made on and as of the Amendment No. 5 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty is true and correct in all respects and (ii) no Default or Event of Default shall exist or result therefrom.

(f)              On the Amendment No. 5 Effective Date, (i) after giving effect to the consummation of the transactions contemplated by this Amendment and the Credit Agreement and any rights of contribution, the Loan Parties, taken as a whole, are and shall be Solvent and (ii) the Administrative Agent shall have received the Solvency Certificate from the Chief Financial Officer of the Borrower and Holdings.

(g)             The representations and warranties in Section 4 of this Amendment shall be true and correct in all material respects as of the Amendment No. 5 Effective Date.

(h)             The Administrative Agent shall have received a customary legal opinion of (i) Sheppard, Mullin, Richter & Hampton LLP and (ii) Jeff Linden, each as counsel to the Loan Parties, in respect of the matters covered by this Amendment.

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(i)               The Administrative Agent shall have received a signed funds flow agreement in form and substance reasonably acceptable to it with respect to the payment of all interest, fees and other amounts to be paid by the Borrower in connection with the consummation of the transactions contemplated hereby on the Amendment No. 5 Effective Date.

(j)               The Lenders shall have received, at least three (3) Business Days prior to the Amendment No. 5 Effective Date and to the extent requested in advance of such three (3) Business Day period, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Section 7.         Effect of Amendment. On and after the Amendment No. 5 Effective Date, each reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. Except as expressly provided in this Amendment, nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, or any other Loan Document in similar or different circumstances. On and after the Amendment No. 5 Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. On and after the Amendment No. 5 Effective Date, as used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof’, and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

Section 8.         Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 10.05 of the Existing Credit Agreement.

Section 9.         Entire Agreement. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. This Amendment shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Amendment No. 5 Effective Date, continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith. This Amendment is a Loan Document.

Section 10.     Severability. The provisions of Section 10.11 of the Existing Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if originally made a part hereof.

Section 11.     Counterparts. The provisions of Section 10.19 of the Existing Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if originally made a part hereof.

Section 12.     Governing Law. THE PROVISIONS OF SECTION 10.14 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AS IF ORIGINALLY MADE A PART HEREOF.

Section 13.     Waiver of Jury Trial; Submission to Jurisdiction. THE PROVISIONS OF SECTIONS 10.15 AND 10.16 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AS IF ORIGINALLY MADE A PART HEREOF.

Section 14.     Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

RADNET, INC

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D.
Title: President

RADNET MANAGEMENT, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D.
Title: President

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ADVANCED IMAGING PARTNERS, INC.

ADVANCED NA, LLC

ADVANCED RADIOLOGY, LLC

AMERICAN RADIOLOGY SERVICES LLC

AMERICAN RADIOLOGY SERVICES OF DELAWARE, INC.

BEVERLY RADIOLOGY MEDICAL GROUP, INC.

BREASTLINK MEDICAL GROUP, INC.

COMMUNITY IMAGING PARTNERS, INC.

DELAWARE IMAGING PARTNERS, INC.

DIAGNOSTIC IMAGING SERVICES, INC.

ERAD, INC.

FRI II, INC.

FRI, INC.

HEALTHCARE RHODE ISLAND LLC

IDE IMAGING PARTNERS, INC.

IMAGE MEDICAL CORPORATION

IMAGING ON CALL, LLC

MID ROCKLAND IMAGING PARTNERS, INC.

NEW JERSEY IMAGING PARTNERS, INC.

PACIFIC IMAGING PARTNERS, INC.

PRONET IMAGING MEDICAL GROUP, INC.

QUESTAR IMAGING, INC.

QUESTAR VICTORVILLE, INC.

RADIOLOGIX, INC.

RADIOLOGY ALLIANCE DELIVERY SYSTEM, LLC

RADIOLOGY AND NUCLEAR MEDICINE IMAGING PARTNERS, INC.

RADNET MANAGED IMAGING SERVICES, INC.

RADNET MANAGEMENT I, INC.

RADNET MANAGEMENT II, INC.

RADNET SUB, INC.

RAVEN HOLDINGS U.S., INC.

ROLLING OAKS IMAGING CORPORATION

ROLLING OAKS RADIOLOGY, INC.

SOCAL MR SITE MANAGEMENT, INC.

TREASURE COAST IMAGING PARTNERS, INC.

VALLEY IMAGING PARTNERS, INC.

PARK WEST CIRCLE REALTY, LLC

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D.
Title: President

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BEVERLY RADIOLOGY MEDICAL GROUP, III By: Beverly Radiology Medical Group, Inc., its general partner

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D.
Title: President

By: Breastlink Medical Group, Inc., its general partner

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D.
Title: President

By: Pronet Imaging Medical Group, Inc., its general partner

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D.
Title: Co-President

HEALTH DIAGNOSTICS OF NEW JERSEY, L.L.C. By: New Jersey Imaging Partners, Inc., its sole member

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D.
Title: President

RADAR MEDICAL SYSTEMS, L.L.C. By: Image Medical Corporation, its manager

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D.
Title: President

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BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Chris Walton
Name: Chris Walton
Title: Director

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[Consenting Lender signature pages on file with Administrative Agent]

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BARCLAYS BANK PLC, as a 2017 Incremental Lender

By:	/s/ Chris Walton
Name: Chris Walton
Title: Director

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